Exhibit 10.10


                             Stock Option Agreement


Number of Shares:  500,000                          Date of Grant:  May 26, 1999




This Stock Option Agreement is made this 26th day of May, 1999 by and between Gary B. Mendenhall (the "Optionee") and MedGrup Corporation, a Colorado corporation (the "Company").

     1. Grant of Option. The Company, pursuant to the provisions of the Company's Incentive Stock Option Plan (`Plan"), attached hereto, hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to purchase from the Company all or any part of an aggregate of 500,000 Common Shares, all at the purchase price of $1.31 per Share. All of the terms and provisions of the Plan are incorporated herein by reference.

          In the event of any conflict between this Agreement and the Plan, the Plan shall control.

     2. Exercise. This Option shall be exercisable in whole or in part (in multiples of 1,000 Shares, unless for the balance of this Option). This Option shall expire on the seventh anniversary of the Date of Grant stated above.

          This Option vests at the rate of 250,000 Common Shares as of Date of Grant; 60,000 Common Shares when the Company's public stock price is $2.00 or more; 60,000 Common Shares when the Company's public stock price is $3.00 or more; 60,000 Common Shares when the Company's public stock price is $4.00 or more; and 70,000 Common Shares when the Company's public stock price is $5.00 or more. The "Company's public stock price" means the closing sales price must be at or more than the required price level for each of the trading days in the preceding 30 calendar days.

          This Option shall be exercisable by delivery to the Company of a copy of this Stock Option Agreement and manually signed notice of election to exercise, in the form attached hereto, specifying the number of Shares to be purchase. Payment of the purchase price shall be as stated in the Plan or allowed by the Board of Directors.


                           MedGrup Corporation




                           William D. Cronin
                           CEO